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                                                               EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 Amendment No. 2 of our report dated March 29, 1999 appearing on page F-1 of the Total Renal Care Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of that Form 10-K. We also consent to the reference to us under the heading "Experts" in this prospectus.


PricewaterhouseCoopers LLP
Seattle, Washington

April 12, 1999